Ontario Corporation Number
                                              Numero de la compagnie en  Ontario

                                                               268581
                                            ------------------------------------

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                                            Articles of Amendment
                                            Statuts De Mondification
   Form 3
  Business
Corporation
    Act         1.  The present name of            Denomination sociale actuelle
                    the corporation is             de la compagnie:

                       FOODQUEST  CORP.
  Formule
  Numero 3
Loi de 1982     2. The name of the corporation     Nouvelle denomination sociale
  sur les          is changed to (if applicable):  de la compagnie (s'il y a
  companie                                         lieu):

                        DEALCHECK.COM   INC.

                 3.  Date of incorporation         Date de la constitution ou de
                     /amalgamation:                la fusion:

                                        09 April 1973
                   ------------------------------------------------------------
                                    (Day, Month, Year)
                                    (jout, mois, annee)

                  4.  The articles of the            Les status de la compagnie
                      corporation are amended        sont modifies de la facon
                      as follows:                    suivante:

                    (a) THE NAME OF THE CORPORATION BE CHANGED TO
                        DEALCHECK.COM

                    (b) That the articles of incorporation be amended in that
                        the common shares of the corporation be consolidated so that 1 new share be issued in exchange for every 15 old shares in the capital of the corporation.


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                 5.  The amendment has been        La modification a ete oument
                     duly authorized as            autorisee conformement a l
                     required by Sections 167      article 167 et. S il y a
                     and 169 (as applicable)       lieu, a l article 169 de la
                     of the Business Corporations   Loi sur les compagnies.
                     Act.

                 6.  The resolution authorizing     Les actionnaires ou les
                     the amendment was              administrateurs (le
                     approved by the shareholders   resolution autorisant la
                     (as applicable)                modification
                     of the corporation on


                                       Dec 23 1998
               ------------------------------------------------------------
                                    (Day, Month, Year)
                                    (jout, mois, annee)

These articles are signed in duplicate.

                                    FOODQUEST INTERNATIONAL CORP.
                                    -----------------------------------
                                    (Name of Corporation)
                                    (Demomination sociale de la compagnie)


                                       By/Par:  /s/
                                              --------------------------------
                                                 Director
                                                 (Signature)
                                                 (Description of Officer)


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